ITEM 5. OTHER EVENTS
COMPASS BANCSHARES, INC. AND SUBSIDIARIES SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2001	Commission File No. 0-6032

COMPASS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-0593897

(State of Incorporation)	(I.R.S. Employer Identification No.)

15 South 20th Street
Birmingham, Alabama 35233

(Address of principal executive offices)

(205) 297-3000

(Registrant’s telephone number)

ITEM 5. OTHER EVENTS

On January 4, 2001, Compass Bancshares, Inc. (the “Company”) completed the acquisition of FirsTier Corporation, pursuant to an Agreement and Plan of Merger dated August 23, 2000, as amended. Although the acquisition does not constitute a reportable event under Item 2 of Form 8-K, the Company is voluntarily reporting herein certain financial results covering at least thirty days of post-acquisition combined operations in accordance with Commission Accounting Series Releases 130 and 135.

In the opinion of management, all adjustments necessary to present fairly the results of operations for the interim period have been made. All such adjustments are of a normal recurring nature. The results of operations are not necessarily indicative of the results of operations for the full year or any other interim periods.

The following table sets forth certain information relating to financial results of the Company and its subsidiaries on a consolidated basis for the period January 1, 2001, through February 28, 2001:

COMPASS BANCSHARES, INC.
CONDENSED STATEMENT OF OPERATIONS
(In Thousands)
(Unaudited)

For the Period
January 1, 2001 through
February 28, 2001

EARNINGS SUMMARY:

Net interest income	$122,389

Provision for loan losses	8,369

Net interest income after provision	114,020

Noninterest income	59,874

Noninterest expense	109,624

Pretax income	64,270

Income tax expense	21,699

Net income	$42,571

COMPASS BANCSHARES, INC. AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANCSHARES, INC.

March 20, 2001	By:	/s/ GARRETT R. HEGEL

Date		Garrett R. Hegel, as its Chief Financial Officer